UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

Millrose Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42476	99-2056892
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Brickell Avenue, Suite 1400
Miami, Florida		33131
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 782-3841

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	MRP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2025 (the “Effective Date”), Millrose Properties, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with the lenders party thereto and Goldman Sachs Bank USA as administrative agent for the lenders (in such capacity, the “Administrative Agent”). The Credit Agreement provides for a delayed draw term loan facility with commitments in an aggregate amount of $1.0 billion. Proceeds of the Acquisition Tranche Loans (as defined in the Credit Agreement) may be used to finance the previously announced acquisition of a portfolio of homesites on which the Company will execute option agreements with New Home Company (“New Home”) to support New Home’s acquisition of Landsea Homes Corporation, which closed on June 25, 2025 (as further defined in the Credit Agreement, the “Specified Acquisition”), and the proceeds of any General Tranche Loans (as defined in the Credit Agreement) may be used for general corporate purposes (which may include, without limitation, to pay outstanding obligations under the Company’s revolving credit facility (the “Revolving Credit Agreement”)).

Loans under the Credit Agreement bear interest at the Adjusted Term SOFR Rate (as defined in the Credit Agreement) plus an applicable margin at the per annum rate of: (i) from (and including) the initial draw date through (and including) 89 days after the initial draw date (a) 2.00% if the Leverage Ratio (as defined in the Credit Agreement) is less than or equal to 0.30 to 1.00, (b) 2.25% if the Leverage Ratio is greater than 0.30 to 1.00 and less than or equal to 0.40 to 1.00, and (c) 2.50% if the Leverage Ratio is greater than 0.40 to 1.00; (ii) from (and including) 90 days after the initial draw date through (and including) 179 days after the initial draw date (a) 2.25% if the Leverage Ratio is less than or equal to 0.30 to 1.00, (b) 2.50% if the Leverage Ratio is greater than 0.30 to 1.00 and less than or equal to 0.40 to 1.00, and (c) 2.75% if the Leverage Ratio is greater than 0.40 to 1.00; (iii) from (and including) 180 days after the initial draw date through (and including) 269 days after the initial draw date (a) 2.50% if the Leverage Ratio is less than or equal to 0.30 to 1.00, (b) 2.75% if the Leverage Ratio is greater than 0.30 to 1.00 and less than or equal to 0.40 to 1.00, and (c) 3.00% if the Leverage Ratio is greater than 0.40 to 1.00; and (iv) from (and including) 270 days after the initial draw date and thereafter (a) 2.75% if the Leverage Ratio is less than or equal to 0.30 to 1.00, (b) 3.00% if the Leverage Ratio is greater than 0.30 to 1.00 and less than or equal to 0.40 to 1.00, and (c) 3.25% if the Leverage Ratio is greater than 0.40 to 1.00. At the Company’s option, loans may instead bear interest at the Alternate Base Rate (as defined in the Credit Agreement) plus an applicable margin at the per annum rate of 1.00% lower than the applicable margin for Adjusted Term SOFR Rate loans set forth above, in each case based upon the Leverage Ratio and the time after initial draw.

Obligations under the Credit Agreement are secured by pledges by the Company of (i) that certain Promissory Note, dated February 6, 2025, made by Millrose Properties Holdings, LLC (“Millrose Holdings”) and certain subsidiaries of Millrose Holdings, payable to the Company (the “Closing Date Intercompany Note”), and (ii) the equity interests of Millrose Holdings. In addition, the Credit Agreement requires the Company to pledge (i) certain future promissory notes similar to the Closing Date Intercompany Note that Millrose may enter into with other subsidiaries and (ii) the equity interests of any other subsidiaries whose equity interests are not pledged for the benefit of the Closing Date Intercompany Note or any other similar promissory note or notes. Pursuant to an intercreditor agreement (the “ICA”), dated as of the Effective Date, by and among the Administrative Agent and JPMorgan Chase Bank, N.A., as administrative agent for the lenders under the Revolving Credit Agreement (the “Revolver Agent”), the Administrative Agent and the Revolver Agent agree that certain liens on Shared Collateral (as defined in the ICA) securing the Credit Agreement and the Revolving Credit Agreement shall be of equal priority, and certain distributions made in respect of Shared Collateral shall be shared on a ratable basis.

As of the Effective Date, there are no guarantors under the Credit Agreement. In certain circumstances, the Credit Agreement requires the Company to cause certain future subsidiaries of the Company that are not Taxable REIT Subsidiaries (as defined in the Credit Agreement) to become guarantors.

The Credit Agreement includes mandatory prepayments applicable to the Company and its subsidiaries in the event net cash proceeds are received from certain debt issuances, certain issuances of capital stock, and certain non-ordinary course dispositions of assets.

The Credit Agreement includes affirmative and negative covenants applicable to the Company and its subsidiaries, including, without limitation, covenants regarding liens, investments, asset sales, transactions with affiliates, restrictive agreements, mergers and other fundamental changes, permitted lines of business, financial contracts, and designation of unrestricted subsidiaries. The Credit Agreement contains financial covenants, tested quarterly, consisting of a maximum Leverage Ratio, a minimum interest coverage ratio, and a minimum tangible net worth. The Credit Agreement also requires the Company to maintain its status as a real estate investment trust.

The Credit Agreement contains events of default, including if Kennedy Lewis Land and Residential Advisors LLC shall cease to be the Company’s manager and a replacement manager reasonably acceptable to the required lenders is not appointed within 90 days.

The Credit Agreement is scheduled to mature on June 23, 2026.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1†	Credit Agreement, dated as of June 24, 2025, by and among Millrose Properties, Inc., the lenders party thereto and Goldman Sachs Bank USA, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain schedules, annexes and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit upon the request of the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLROSE PROPERTIES, INC.

Date: June 26, 2025	By:	/s/ Garett Rosenblum
	Name:	Garett Rosenblum
	Title:	Chief Financial Officer and Treasurer